Exhibit (j)(1)

Law Offices of

Paul Hastings LLP

101 California Street, 48th Floor

San Francisco, California 94111

Telephone (415) 856-7000

Facsimile (415) 856-7100

www.paulhastings.com

January 28, 2019

State Street Institutional Funds

1600 Summer Street

Stamford, Connecticut 06905

Re:	State Street Institutional Funds

File Nos. 333-29337 and 811-08257

Ladies and Gentlemen:

We hereby consent to the inclusion of our law firm’s name as counsel to State Street Institutional Funds (the “Registrant”), as shown in Post-Effective Amendment No. 49 to the Registrant’s Registration Statement on Form N-1A.

Very truly yours,

/s/ David A. Hearth
David A. Hearth for PAUL HASTINGS LLP